PRACTICEXPERT, INC.,
                              A NEVADA CORPORATION

                           AMENDED AND RESTATED BYLAWS


                                    ARTICLE I

                                     OFFICES

SECTION 1. REGISTERED OFFICE.

      The registered office of PracticeXpert, Inc., a Nevada corporation (the "Corporation"), in the State of Nevada shall be in the City of Las Vegas, State of Nevada.

SECTION 2. OTHER OFFICES.

      The Corporation also may have offices at such other places both within and without the State of Nevada, as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II

                                  STOCKHOLDERS

SECTION 1. STOCKHOLDER MEETINGS.

      (a) Time and Place of Meetings. Meetings of the stockholders shall be held at such times and places, either within or without the State of Nevada, as may from time to time be fixed by the Board of Directors and stated in the notices or waivers of notice of such meetings.

      (b) Annual Meeting. The annual meeting of the stockholders shall be held during the Fall in each year as designated by the Board of Directors, or at such other date as may be designated by the Board of Directors, for the election of directors and the transaction of such other business properly brought before such annual meeting of the stockholders and within the powers of the stockholders.

      (c) Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the holders of not less than fifty percent (50%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation's secretary a written request for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice of such meeting.

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      (d) Notice of Meetings. Except as otherwise provided law, the Articles of
Incorporation or these Bylaws, written notice of each meeting of the stockholders shall be given not less than ten days nor more than sixty days before the date of such meeting to each stockholder entitled to vote thereat, directed to such stockholder's address as it appears upon the books of the Corporation, such notice to specify the place, date, hour and purpose or purposes of such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his address as it appears on the stock ledger of the Corporation. When a meeting of the stockholders is adjourned to another time and/or place, notice need not be given of such adjourned meeting if the time and place thereof are announced at the meeting of the stockholders at which the adjournment is taken, unless the adjournment is for more than thirty days or unless after the adjournment a new record date is fixed for such adjourned meeting, in which event a notice of such adjourned meeting shall be given to each stockholder of record entitled to vote thereat. Notice of the time, place and purpose of any meeting of the stockholders may be waived in writing either before or after such meeting and will be waived by any stockholder by such stockholder's attendance thereat in person or by proxy. Any stockholder so waiving notice of such a meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given.

      (e) Quorum. Except as otherwise required by law, the Articles of Incorporation or these Bylaws, the holders of not less than a majority of the shares entitled to vote at any meeting of the stockholders, present in person or by proxy, shall constitute a quorum and the affirmative vote of the majority of such quorum shall be deemed the act of the stockholders. If a quorum shall fail to attend any meeting of the stockholders, the presiding officer of such meeting may adjourn such meeting from time to time to another place, date or time, without notice other than announcement at such meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting of the stockholders as originally noticed. The foregoing notwithstanding, if a notice of any adjourned special meeting of the stockholders is sent to all stockholders entitled to vote thereat which states that such adjourned special meeting will be held with those present in person or by proxy constituting a quorum, then, except as otherwise required by law, those present at such adjourned special meeting of the stockholders shall constitute a quorum and all matters shall be determined by a majority of the votes cast at such special meeting.

SECTION 2. DETERMINATION OF STOCKHOLDERS ENTITLED TO NOTICE AND TO VOTE.

      To determine the stockholders entitled to notice of any meeting of the stockholders or to vote thereat, the Board of Directors may fix in advance a record date as provided in Article VII, Section 1 of these Bylaws, or if no record date is fixed by the Board of Directors, a record date shall be determined as provided by law.


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


SECTION 3. VOTING.

      (a) Except as otherwise required by law, the Articles of Incorporation or these Bylaws, each stockholder present in person or by proxy at a meeting of the stockholders shall be entitled to one vote for each full share of stock registered in the name of such stockholder at the time fixed by the Board of Directors or by law as the record date of the determination of stockholders entitled to vote at such meeting.

      (b) Every stockholder entitled to vote at a meeting of the stockholders may do so either (i) in person or (ii) by one or more agents authorized by a written proxy executed by the person or such stockholder's duly authorized agent, whether by manual signature, typewriting, telegraphic or facsimile transmission or otherwise. Every proxy must be executed in writing (which shall include telegraphing or facsimile transmission) by the stockholder or by his duly authorized agent, and is effective when received by the Secretary of the Corporation, but no proxy shall be voted on after eleven (11) months from its date, unless the proxy expressly provides for a longer period.

      (c) Voting may be by voice or by ballot as the presiding officer of the meeting of the stockholders shall determine. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by such stockholder's proxy, and shall state the number of shares voted.

      (d) In advance of or at any meeting of the stockholders, the Chairman of the Board or Chief Executive Officer may appoint one or more persons as inspectors of election (the "Inspectors") to act at such meeting. Such Inspectors shall take charge of the ballots at such meeting. After the balloting on any question, the Inspectors shall count the ballots cast and make a written report to the secretary of such meeting of the results. Subject to the direction of the presiding officer of the meeting, the duties of such Inspectors may further include without limitation: determining the number of shares outstanding and the voting power of each; the shares represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes of consents and determining when the polls shall close; determining the result; and doing such acts as may be proper to conduct the election or vote with fairness to all stockholders. An Inspector need not be a stockholder of the Corporation and any officer of the Corporation may be an Inspector on any question other than a vote for or against such officer's election to any position with the Corporation or on any other questions in which such officer may be directly interested. If there are three or more Inspectors, the determination, report or certificate of a majority of such Inspectors shall be effective as if unanimously made by all Inspectors.



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

SECTION 4. LIST OF STOCKHOLDERS.

      The officer who has charge of the stock ledger of the Corporation shall prepare and make available, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each such stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to such meeting, either at a place within the city where such meeting is to be held and which place shall be specified in the notice of such meeting, or, if not so specified at the place where such meeting is to be held. The list also shall be produced and kept at the time and place of the meeting of the stockholders during the whole time thereof, and may be inspected by any stockholder who is present.

SECTION 5. ACTION BY CONSENT OF STOCKHOLDERS.

      Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders; provided, however, that any action required to be taken by the stockholders of the Corporation may be effected by a consent to such action, if approved by a majority of the holders of the class of stock entitled to vote thereon, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of consents in writing that would be necessary to authorize or take such action at a meeting of stockholders. All such consents shall be filed with the Secretary of the Corporation and subsequent written notice shall be given to those stockholders who have not consented in writing or who are not entitled to vote on the action.

SECTION 6. CONDUCT OF MEETINGS.

      The presiding officer of the meeting shall have full and complete authority to determine the agenda, to set the procedures and order the conduct of meetings, all as deemed appropriate by such person in his sole discretion with due regard to the orderly conduct of business.

SECTION 7. NOTICE OF AGENDA MATTERS.

      If a stockholder wishes to present to the Chairman of the Board or the Chief Executive Officer an item for consideration as an agenda item for a meeting of stockholders, he must give timely notice to the Secretary of the Corporation and give a brief description of the business desired to be brought before the meeting. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than one hundred twenty days nor more than one hundred eighty days prior to the meeting.



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                                   ARTICLE III

                                    DIRECTORS

SECTION 1. NUMBER; TERM; ELECTION; QUALIFICATION.

      The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of Directors. Directors shall be elected in the manner and hold office for the term as prescribed in the Articles of Incorporation. Directors must be natural persons who are 18 years of age or older but need not be residents of the State of Nevada stockholders of the Corporation or citizens of the United States.

SECTION 2. VACANCIES; RESIGNATION; REMOVAL.

      When any vacancy occurs among the directors by death, resignation, disqualification or other cause, the stockholders, at any annual or special meeting, or at any adjourned meetings thereof, or the remaining directors, by the affirmative vote of a majority thereof, shall elect a successor to hold office for the unexpired portion of the term of the director whose place shall have become vacant and until his or her successor shall have been elected and shall qualify. A director may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 3. POWERS.

      The business and affairs of the Corporation shall be managed by the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

SECTION 4. PLACE OF MEETINGS.

      Meetings of the Board of Directors, regular or special, may be held either within or without the State of Nevada.

SECTION 5. ANNUAL MEETINGS.

      Unless scheduled for another time by the Board of Directors, the first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.



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

SECTION 6. REGULAR MEETINGS.

      Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

SECTION 7. SPECIAL MEETINGS AND NOTICE.

      Special meetings of the Board of Directors may be called by the President or Chairman of the Board and shall be called by the Secretary on the written request of any two directors. At least forty-eight (48) hours' prior written notice of the date, time and place of special meetings of the Board of Directors shall be given to each director. Except as required by law, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered to the directors at their addresses appearing on the books of the Corporation by personal delivery, mail or other legally sufficient means. Subject to the provisions of the preceding sentence, notice to directors may also be given by telegram, teletype or other form of electronic communication. Notice by mail shall be deemed to be given at the time when the same shall be received. Whenever any notice is required to be given to any director, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before, during or after the meeting, shall constitute an effective waiver of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting and the manner in which it has been called or convened, except when a director states, at the beginning of the meeting or promptly upon arrival at the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

SECTION 8. QUORUM AND REQUIRED VOTE.

      A majority of the whose Board of Directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation. Whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled. If a quorum shall not be present at any meeting of the Board of Directors, a majority of the directors present thereat may adjourn the meeting to another time and place, without notice other than announcement at the time of adjournment. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

SECTION 9. ACTION WITHOUT MEETING.

      Any action required or permitted to be taken at a meeting of the Board of Directors or committee thereof may be taken without a meeting if a consent in writing, setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting. Action taken under this Section 9 is effective when the last director signs the consent, unless the consent specifies a different effective date. A consent signed under this Section 9 shall have the effect of a meeting vote and may be described as such in any document.



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

SECTION 10. CONFERENCE TELEPHONE OR SIMILAR COMMUNICATIONS EQUIPMENT MEETINGS.

      Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

SECTION 11. COMMITTEES.

      The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by applicable law. Each committee must have two or more members who serve at the pleasure of the Board of Directors. The Board of Directors, by resolution adopted in accordance with this Article Three, may designate one or more directors as alternate members of any committee, who may act in the place and stead of any absent member or members at any meeting of such committee. Vacancies in the membership of a committee may be filled only by the Board of Directors at a regular or special meeting of the Board of Directors. The committees shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or such member by law.

SECTION 12. COMPENSATION OF DIRECTORS.

      The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Similarly, members of special or standing committees may be allowed compensation for attendance at committee meetings or a stated salary as a committee member and payment of expenses for attending committee meetings. Directors may receive such other compensation as may be approved by the Board of Directors.




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

                                   ARTICLE IV

                                    OFFICERS

SECTION 1. OFFICERS.

      (a) Number. The officers of the Corporation shall be chosen by the Board of Directors and may include a Chairman of the Board of Directors (who must be a director as chosen by the Board of Directors) and shall include a Chief Executive Officer, a President, a Vice President, a Secretary, and a Chief Financial Officer and/or Treasurer. The Board of Directors also may appoint one or more Assistant Secretaries or Assistant Treasurers and such other officers and agents with such powers and duties as it shall deem necessary. Any Vice President may be given such specific designation as may be determined from time to time by the Board of Directors. Any number of offices may be held by the same person, unless otherwise required by law, the Articles of Incorporation or these Bylaws. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to describe their respective duties and powers.

      (b) Election and Term of Office. The officers shall be elected annually by the Board of Directors at its regular meeting following the annual meeting of the stockholders and each officer shall hold office until the next annual election of officers and until such officer's successor is elected and qualified, or until such officer's death, resignation or removal. Any officer may be removed at any time, with or without cause, by a vote of the majority of the whole Board of Directors. Any vacancy occurring in any office may be filled by the Board of Directors.

      (c) Compensation. The salaries, bonuses and other compensation of all officers of the Corporation shall be fixed by the Board of Directors or a Committee thereof from time to time.

SECTION 2. CHAIRMAN OF THE BOARD OF DIRECTORS.

      The Chairman of the Board of Directors, if there be a chairman, shall preside at all meetings of the stockholders and the Board of Directors and shall have such other power and authority as may from time to time be assigned by the Board of Directors.

SECTION 3. CHIEF EXECUTIVE OFFICER.

      The Chief Executive Officer shall be the senior executive officer of the Corporation and shall preside at all meetings of the stockholders and the Board of Directors (if a Chairman of the Board has not been elected) and shall see that all orders and resolutions of the Board of Directors are carried into effect. Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have the general and active management of the business of the Corporation, may execute all contracts and any mortgages, conveyances or other legal instruments in the name of and on behalf of the Corporation, but this provision shall not prohibit the delegation of such powers by the Board of Directors to some other officer, agent or attorney-in-fact of the Corporation.



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

SECTION 4. PRESIDENT.

      In the event the Corporation does not appoint a Chief Executive Officer, the President shall assume all of the duties and responsibilities of the Chief Executive Officer, subject to the provisions of the bylaws and the direction of the Board of Directors. In all other respects the President shall be the chief operating officer of the Corporation, responsible for the day-to-day operation of the Corporation and other functions as may be delegated by the Board of Directors or Chief Executive Officer.

SECTION 5. VICE PRESIDENTS.

      In the absence or disability of the Chief Executive Officer and the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. The Vice Presidents shall have such other powers and perform such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors or the Chief Executive Officer or the President.

SECTION 6. SECRETARY AND ASSISTANT SECRETARIES.

      The Secretary shall record or cause to be recorded, in books provided for the purpose, minutes of the meetings of the stockholders, the Board of Directors and all committees of the Board of Directors; see that all notices are duly given in accordance with the provisions of these Bylaws as required by law; be custodian of all corporate records (other than financial) and of the seal of the Corporation, and have authority to affix the seal to all documents requiring it and attest to the same; give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors; and, in general, shall perform all duties incident to the Office of Secretary and such other duties as may, from time to time, be assigned to him by the Board of Directors or by the Chief Executive Officer or the President. At the request of the Secretary, or in the Secretary's absence or disability, any Assistant Secretary shall perform any of the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

SECTION 7. CHIEF FINANCIAL OFFICER.

      The Chief Financial Officer of the Corporation shall keep, or cause to be kept, the books of account of the Corporation and shall render statements of the financial affairs of the Corporation in such form and as often as required by the Board of Directors, the Chief Executive Officer or the President. The Chief Financial Officer shall prepare the financial plans for the Corporation and shall monitor the financial performance of the Corporation and its subsidiaries, as well as performing such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President.



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SECTION 8. TREASURER AND ASSISTANT TREASURERS.

      The Treasurer, subject to the order of the Board of Directors, shall have custody of all funds and securities of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements. The Treasurer shall perform all other duties commonly incident to his office and shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer or the President shall designate from time to time. At the request of the Treasurer, or in the Treasurer's absence or disability, any Assistant Treasurer may perform any of the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. Except where by law the signature of the Treasurer is required, each of the Assistant Treasurers shall possess the same power as the Treasurer to sign all certificates, contracts, obligations and other instruments of the Corporation.

                                    ARTICLE V

                          INDEMNIFICATION AND INSURANCE

SECTION 1. ACTIONS AGAINST DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS.

      The Corporation shall have the power, to the full extent permitted by, and in the manner permissible under, the laws of the State of Nevada, to indemnify any person made, or threatened to be made, a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director, officer, employee or other agent of the Corporation. For purposes of this section, an "agent" of the Corporation includes any person who is or was a director, officer, employee, or other agent of the Corporation; who is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise; or was a director, officer, employee, or agent of a corporation that was a predecessor corporation of the Corporation or of another enterprise at the request of such predecessor corporation.

SECTION 5. INSURANCE.

      Upon a resolution or resolutions duly adopted by the Board of Directors of the Corporation, the Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation against any liability asserted against such person and incurred by him in any capacity, or arising out of his capacity as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of applicable law, the Articles of Incorporation or these Bylaws.



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                                   ARTICLE VI

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES.

      Unless otherwise provided by a resolution of the Board of Directors, the shares of the Corporation shall be represented by a certificate. The certificates of stock of the Corporation shall be numbered and shall be entered in the books of the Corporation as they are issued. They shall exhibit the Holder's name and number of shares and shall be signed by or in the name of the Corporation by (a) the Chairman of the Board of Directors, the Chief Executive Officer, the President or any Vice President and (b) the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary. Any or all of the signatures on a certificate may be facsimile. In case any officer of the Corporation transfer agent or registrar who has signed, or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issuance.

SECTION 2. CLASSES OF STOCK.

      (a) If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock; provided, that, except as otherwise provided in laws of the State of Nevada, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.

SECTION 3. TRANSFER.

      Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Upon receipt of proper transfer instructions from the registered owner of uncertificated shares such uncertificated shares shall be cancelled, issuance of new equivalent uncertificated shares or certificated shares shall be made to the person entitled thereto and the transaction shall be recorded upon the books of the Corporation.



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SECTION 4. RECORD OWNER.

      The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Nevada.

SECTION 5. LOST CERTIFICATES.

      The Board of Directors may direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof require the owner of such lost, stolen or certificate or certificates, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

                                   ARTICLE VII

                                  MISCELLANEOUS

SECTION 1. RECORD DATE.

      (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action. If not fixed by the Board of Directors, the record date shall be determined as provided by law.

      (b) A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournments of the meeting, unless the Board of Directors files a new record date for the adjourned meeting, except as otherwise provided by agreement or by law, the Articles of Incorporation or these Bylaws.



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

      (c) Holders of stock on the record date are entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of the shares on the books of the Corporation after the record date, except as otherwise provided by agreement or by law, the Articles of Incorporation or these Bylaws.

SECTION 2. DIVIDENDS.

      The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, stock (including its own shares) or otherwise pursuant to law and subject to the provisions of the Articles of Incorporation.

SECTION 3. RESERVES.

      The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

SECTION 4. EXECUTION OF INSTRUMENTS.

      The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other persons, to execute any corporate instrument or document or to sign the corporate name without limitation, except where otherwise provided by law, the Articles of Incorporation or these Bylaws. Such designation may be general or confined to specific instances.

SECTION 5. VOTING OF SECURITIES OWNED BY THE CORPORATION.

      All stock and other securities of other corporations held by the Corporation shall be voted, and all proxies with respect thereto shall be executed, by the person so authorized by resolution of the Board of Directors, or, in the absence of such authorization, by the Chief Executive Officer or the President.

SECTION 6. CORPORATE SEAL.

      The Corporation shall have a corporate seal in such form as shall be prescribed and adopted by the Board of Directors.

SECTION 7. CONSTRUCTION AND DEFINITIONS.

      Unless the contest requires otherwise, the general provisions, rules of construction and definitions in the corporation law of the State of Nevada and the Articles of Incorporation shall govern the construction of these Bylaws.



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SECTION 8. GENDER.

      All words used in these Bylaws in the masculine gender shall extend to and shall include the feminine and neuter genders.

SECTION 9. AMENDMENTS.

      Subject to the provisions of the Articles of Incorporation and these Bylaws, these Bylaws may be altered, amended or repealed at any annual meeting of the stockholders (or at any special meeting thereof duly called for that purpose) by a majority vote of the shares represented and entitled to vote thereat; provided, that in the notice of any such meeting, notice of such purpose shall be given. Subject to the laws of the State of Nevada, the Articles of Incorporation and these Bylaws, the Board of Directors may by majority vote of the whole Board of Directors amend these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.


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